As filed with the Securities and Exchange Commission on February 23, 2011

Registration No. 333 -172203

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
PRE-EFFECTIVE AMENDMENT NO. 1 TO
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
NORWOOD FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	23-2828306 (I.R.S. Employer Identification Number)

717 Main Street
Honesdale, Pennsylvania  18431
(570) 253-1455
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lewis J. Critelli, President
717 Main Street
Honesdale, Pennsylvania  18431
(570) 253-1455
 (Name, address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
James C. Stewart, Esq. Malizia Spidi & Fisch, PC 1227 25th Street, N. W. Suite 200 Washington, D.C. 20037 (202) 434-4671 Facsimile: (202) 434-4661	Aaron Kaslow, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, N. W. Washington, D.C. 20005 (202) 508-5825 Facsimile: (202) 204-5600
____________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)          ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Officers and Directors

The Registrant has authority under the Pennsylvania Business Corporation Law to indemnify its directors and officers to the extent provided in such statute.  The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.  In general, Pennsylvania law permits a Pennsylvania corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The provisions of the Pennsylvania Business Corporation Law that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Pennsylvania law.  In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.  The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

Further, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Articles.

Item 21.	Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

No.	Description

2.1	Agreement and Plan of Merger, dated December 14, 2010, by and among Norwood Financial Corp., Wayne Bank, North Penn Bancorp, Inc. and North Penn Bank. (1)
3(i)	Articles of Incorporation of Norwood Financial Corp.(2)
3(ii)	Bylaws of Norwood Financial Corp. (3)
4.0	Specimen Stock Certificate of Norwood Financial Corp. (2)
5.1	Opinion of Malizia Spidi & Fisch, PC as to legality*
8.1	Opinion of Malizia Spidi & Fisch, PC as to tax consequences
8.2	Opinion of Kilpatrick Townsend & Stockton LLP as to tax consequences
10.1	Employment Agreement with Lewis J. Critelli (3)
10.2	Change in Control Severance Agreement with William S. Lance (3)
10.3	Norwood Financial Corp. Stock Option Plan (5)
10.4	Salary Continuation Agreement between the Bank and William W. Davis, Jr. (4)
10.5	Salary Continuation Agreement between the Bank and Lewis J. Critelli (4)
10.6	Salary Continuation Agreement between the Bank and Edward C. Kasper (4)
10.7	1999 Directors Stock Compensation Plan (4)
10.8	Salary Continuation Agreement between the Bank and Joseph A. Kneller (6)
10.9	Salary Continuation Agreement between the Bank and John H. Sanders (6)
10.10	2006 Stock Option Plan (7)
10.11	First and Second Amendments to Salary Continuation Agreement with William W. Davis, Jr. (8)
10.12	First and Second Amendments to Salary Continuation Agreement with Lewis J. Critelli (8)
10.13	First and Second Amendments to Salary Continuation Agreement with Edward C. Kasper (8)
10.14	First and Second Amendments to Salary Continuation Agreement with Joseph A. Kneller (8)
10.15	First and Second Amendments to Salary Continuation Agreement with John H. Sanders (8)
16.1	Letter re Change in Certifying Accountant of Norwood (9)
16.2	Letter re Change in Certifying Accountant of North Penn (10)
21	Subsidiaries of Norwood Financial Corp. (See “Business of Norwood – Subsidiary Activities” in the proxy statement/prospectus)*
23.1	Consent of S.R. Snodgrass, A.C, independent registered public accounting firm*
23.2	Consent of ParenteBeard, LLC, independent registered public accounting firm*
23.3	Consent of J.H. Williams & Co., LLP*
23.4	Consent of McGrail Merkel Quinn & Associates*
23.5	Consent of Malizia Spidi & Fisch, PC (contained in their opinions filed as Exhibits 5.1 and 8.1)
23.6	Consent of Kilpatrick Townsend & Stockton LLP (contained in their opinion filed as Exhibit 8.2)
23.7	Consent of The Kafafian Group*
24.1	Power of Attorney (contained in the signature page of the registration statement)*
99.1	Consent of Kevin Lamont*
99.2	Form of Proxy Card*

(1)	Included as Annex A to this proxy statement/prospectus (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).
(2)	Incorporated herein by reference into this document from the Exhibits to Form 10, Registration Statement initially filed with the Commission on April 29, 1996, Registration No. 0-28364.
(3)	Incorporated by reference into this document from the identically numbered exhibits to the Registrant’s Form 10-K filed with the Commission on March 15, 2010.

(4)	Incorporated herein by reference into this document from the Exhibits to the Registrant’s Form 10-K filed with the Commission on March 23, 2000, File No. 0-28364.
(5)	Incorporated by reference into this document from the Exhibits to Form S-8 filed with the Commission on August 14, 1998, File No. 333-61487.
(6)	Incorporated by reference into this document from the identically numbered exhibits to the Registrant’s Form 10-K filed with the Commission on March 22, 2004, File No. 0-28364.
(7)	Incorporated by reference to this document from Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 (File No. 333-134831) filed with the Commission on June 8, 2006.
(8)	Incorporated herein by reference from the Exhibits to the Registrant’s Current Report on Form 8-K filed April 4, 2006.
(9)	Incorporated by reference into this document from the identically numbered exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2009.
(10)	Incorporated by reference into this document from the exhibit to North Penn’s Current Report on Form 8-K filed with the Commission on August 19, 2009.
*	Previously filed.

Item 22.      Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(1)      The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)           The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Honesdale, Commonwealth of Pennsylvania, on the 23rd day of February, 2011.

NORWOOD FINANCIAL CORP.
By:	/s/ Lewis J. Critelli
Lewis J. Critelli President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 23, 2011 in the capacities indicated.

/s/ Lewis J. Critelli	/s/ William W. Davis, Jr.*
Lewis J. Critelli President, Chief Executive Officer and Director (Principal Executive Officer )	William W. Davis, Jr. Director
/s/ Dr. Andrew A. Forte*	/s/ Susan Gumble-Cottell*
Dr. Andrew A. Forte Director	Susan Gumble-Cottell Director
/s/ Daniel J. O’Neill*	/s/ John E. Marshall*
Daniel J. O’Neill Director	John E. Marshall Director
/s/ Ralph A. Matergia*	/s/ Dr. Kenneth A. Phillips*
Ralph A. Matergia Director	Dr. Kenneth A. Phillips Director
/s/ William S. Lance*	/s/ Richard L. Snyder*
William S. Lance Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	Richard L. Snyder Director

*By: Lewis J. Critelli
Lewis J. Critelli Attorney-in-fact

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated December 14, 2010, by and among Norwood Financial Corp., Wayne Bank, North Penn Bancorp, Inc. and North Penn Bank. (1)
3(i)	Articles of Incorporation of Norwood Financial Corp.(2)
3(ii)	Bylaws of Norwood Financial Corp. (3)
4.0	Specimen Stock Certificate of Norwood Financial Corp. (2)
5.1	Opinion of Malizia Spidi & Fisch, PC as to legality*
8.1	Opinion of Malizia Spidi & Fisch, PC as to tax consequences
8.2	Opinion of Kilpatrick Townsend & Stockton LLP as to tax consequences
10.1	Employment Agreement with Lewis J. Critelli (3)
10.2	Change in Control Severance Agreement with William S. Lance (3)
10.3	Norwood Financial Corp. Stock Option Plan (5)
10.4	Salary Continuation Agreement between the Bank and William W. Davis, Jr. (4)
10.5	Salary Continuation Agreement between the Bank and Lewis J. Critelli (4)
10.6	Salary Continuation Agreement between the Bank and Edward C. Kasper (4)
10.7	1999 Directors Stock Compensation Plan (4)
10.8	Salary Continuation Agreement between the Bank and Joseph A. Kneller (6)
10.9	Salary Continuation Agreement between the Bank and John H. Sanders (6)
10.10	2006 Stock Option Plan (7)
10.11	First and Second Amendments to Salary Continuation Agreement with William W. Davis, Jr. (8)
10.12	First and Second Amendments to Salary Continuation Agreement with Lewis J. Critelli (8)
10.13	First and Second Amendments to Salary Continuation Agreement with Edward C. Kasper (8)
10.14	First and Second Amendments to Salary Continuation Agreement with Joseph A. Kneller (8)
10.15	First and Second Amendments to Salary Continuation Agreement with John H. Sanders (8)
16.1	Letter re Change in Certifying Accountant of Norwood (9)
16.2	Letter re Change in Certifying Accountant of North Penn (10)
21	Subsidiaries of Norwood Financial Corp. (See “Business of Norwood – Subsidiary Activities” in the proxy statement/prospectus)*
23.1	Consent of S.R. Snodgrass, A.C, independent registered public accounting firm*
23.2	Consent of ParenteBeard, LLC, independent registered public accounting firm*
23.3	Consent of J.H. Williams & Co., LLP*
23.4	Consent of McGrail Merkel Quinn & Associates*
23.5	Consent of Malizia Spidi & Fisch, PC (contained in their opinions filed as Exhibits 5.1 and 8.1)
23.6	Consent of Kilpatrick Townsend & Stockton LLP (contained in their opinion filed as Exhibit 8.2)
23.7	Consent of The Kafafian Group*
24.1	Power of Attorney (contained in the signature page of the registration statement)*
99.1	Consent of Kevin Lamont*
99.2	Form of Proxy Card*

(1)	Included as Annex A to this proxy statement/prospectus (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).
(2)	Incorporated herein by reference into this document from the Exhibits to Form 10, Registration Statement initially filed with the Commission on April 29, 1996, Registration No. 0-28364.
(3)	Incorporated by reference into this document from the identically numbered exhibits to the Registrant’s Form 10-K filed with the Commission on March 15, 2010.
(4)	Incorporated herein by reference into this document from the Exhibits to the Registrant’s Form 10-K filed with the Commission on March 23, 2000, File No. 0-28364.
(5)	Incorporated by reference into this document from the Exhibits to Form S-8 filed with the Commission on August 14, 1998, File No. 333-61487.
(6)	Incorporated by reference into this document from the identically numbered exhibits to the Registrant’s Form 10-K filed with the Commission on March 22, 2004, File No. 0-28364.
(7)	Incorporated by reference to this document from Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 (File No. 333-134831) filed with the Commission on June 8, 2006.
(8)	Incorporated herein by reference from the Exhibits to the Registrant’s Current Report on Form 8-K filed April 4, 2006.
(9)	Incorporated by reference into this document from the identically numbered exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2009.
(10)	Incorporated by reference into this document from the exhibit to North Penn’s Current Report on Form 8-K filed with the Commission on August 19, 2009.
*	Previously filed.